Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made as of October 9, 2015 by AudioEye, Inc., a Delaware corporation having its principal office at 5210 E Williams Cir, Tucson, Arizona 85711 (the “Debtor”) in favor of [__________________________] (in such capacity, the “Agent”) as security agent for the parties listed on Exhibit A attached hereto (together with the Agent, each individually a “Secured Party” and collectively, the “Secured Parties”).

RECITALS

A.           Simultaneously with the execution of this Security Agreement, the Secured Parties have loaned the Debtor an aggregate of the principal sum of up to ($3,750,000.00) pursuant to those certain secured convertible promissory notes dated as of the date hereof (the “Notes”) issued pursuant to that certain Note and Warrant Purchase Agreement by and among the Debtor and the Secured Parties, dated as of the date hereof (the “Purchase Agreement”).

B.           It is a condition to the willingness of each of the Secured Parties to enter into the aforesaid loan transaction that Debtor shall have granted to the Agent for the benefit of the Secured Parties the liens and security interests contemplated by this Security Agreement.

AGREEMENT

NOW, THEREFORE, in order to induce each of the Secured Parties to enter into the aforesaid loan transaction and to make said loan to the Debtor and in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor hereby covenants and agrees as follows:

Section 1.          Definitions. All capitalized terms used herein or in any certificate, report or other document delivered pursuant hereto shall have the meanings assigned to them below (unless otherwise defined). Except as otherwise defined, terms defined in the Uniform Commercial Code shall have the meanings set forth therein. Terms not otherwise defined but used herein shall have the meanings ascribed to them in the Purchase Agreement.

“Collateral” shall have the meaning set forth in Section 2 hereof.

“Obligations” shall mean (i) the performance of all obligations, indebtedness and liabilities of the Debtor under the Transaction Agreements; (ii) the due and punctual payment of all amounts due under the Notes and/or the Purchase Agreement, including, without limitation, principal and all interest payable thereon, at the interest rates provided in the Notes, regardless of the extent allowed as a claim in any proceeding in respect of the bankruptcy, reorganization or insolvency of the Debtor (a “Reorganization”); (iii) the payment and performance of all indebtedness, liabilities and obligations of the Debtor under this Security Agreement; and (iv) the payment of all other future advances with respect to the Transaction Agreements, including, without limitation, any future loans and advances made to the Debtor by any of the Secured Parties prior to, during or following any Reorganization, and any and all other indebtedness, liabilities and obligations of the Debtor to the Secured Party of every kind and description, direct, indirect or contingent, now or hereafter existing under the Transaction Agreements.

“Permitted Liens” means the following: (a) statutory liens for current taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith, (b) mechanics', carriers', workers', repairers' and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings, (c) zoning, entitlement, building and other land use regulations imposed by governmental authorities having jurisdiction over such person's owned or leased real property, which are not violated by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such person's owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person's businesses, (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person's businesses, (f) liens arising under workers' compensation, unemployment insurance, social security, retirement and similar legislation, (g) licenses of Intellectual Property to third parties, (h) non-consensual liens arising by operation of law, arising in the ordinary course of business, and for amounts that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings, and (i) liens created pursuant to this agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of Delaware, as amended from time to time.

Section 2.          Grant. To secure the payment and performance of the Obligations, the Debtor hereby assigns and pledges to the Agent, for the benefit of the Secured Parties all of the Debtor's rights, title and interest in, and grants to the Agent, for the benefit of the Secured Parties a continuing security interest in, the following described property, all whether now owned or existing or hereafter arising or acquired (hereinafter collectively called the “Collateral”):

All tangible and intangible personal property and all fixtures of the Debtor, whether now owned or hereafter acquired by the Debtor or in which the Debtor may now have or hereafter acquire an interest, and wherever located, including without limitation:

(a)          all properties and assets of every type used or useful in connection with the ownership or operation of the Debtor, whether now owned or hereafter acquired by the Debtor or in which the Debtor may now have or hereafter acquire an interest;

(b)          all equipment (as defined in the Uniform Commercial Code) including, without limitation, all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furniture, furnishings, appliances, fixtures and tools, whether now owned or hereafter acquired by the Debtor or in which the Debtor may now have or hereafter acquire an interest;

(c)          all accounts, bank deposits, deposit accounts, checking accounts, certificates of deposit, cash, money, accounts receivable, intercompany receivables, payment intangibles, other receivables, rights to proceeds of letters of credit, letter-of-credit rights, rights to receive payments of money, commercial tort claims, chattel paper, electronic chattel paper and supporting obligations of every type and description, whether now owned or hereafter acquired by the Debtor or in which the Debtor may now have or hereafter acquire an interest;

(d)          all general intangibles, payment intangibles and software, whether now owned or hereafter acquired by the Debtor or in which the Debtor may now have or hereafter acquire an interest, including, without limitation:

(i)          all contracts, contract rights, leases, policies and certificates of insurance, agreements, instruments and indentures in any form, and portions thereof, as the same may from time to time be amended, supplemented or otherwise modified;

(ii)         all goodwill, going concern value, blueprints, designs, product lines, research and development;

(iii)        all intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (1) all copyrights, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, the right to obtain all renewals thereof, any written agreement naming the Debtor as licensor or licensee, granting any right under any copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any copyright (collectively, “Copyrights”), (2) all patents, all reissues and extensions thereof and all goodwill associated therewith, all patent applications, continuations and continuations-in-part and all rights to obtain any reissues or extensions of the foregoing, all agreements, whether written or oral, providing for the grant by or to the Debtor of any right to manufacture, use or sell any invention covered in whole or in part by a patent, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom (collectively, “Patents”), and (3) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, all common-law rights related thereto, the right to obtain all renewals thereof, and any agreement, whether written or oral, providing for the grant by or to the Debtor of any right to use any of the foregoing (collectively, “Trademarks”, and together with Copyrights and Patents, “Intellectual Property”);

(iv)        all of the Debtor’s rights under all present and future licenses heretofore or hereafter granted or assigned to the Debtor by the any public utilities commission or any other public governmental authority for the operation and ownership of the Debtor (excluding, however, such licenses to the extent, and only to the extent, it is unlawful to grant a security interest in such licenses pursuant to the applicable laws, but including within the definition of Collateral, to the maximum extent permitted by law, all rights incident or appurtenant to such licenses, including, without limitation, the right to receive all proceeds derived or arising from or in connection with the sale, assignment or transfer of such licenses);

(v)         all rights of Debtor to receive moneys due and to become due to it under or in connection with any of the foregoing, including, without limitation, all insurance proceeds, insurance premium refunds, unearned premiums, choses in action, refunds of any tax assessed against or paid by Debtor, loss or carryback tax refunds, and all of the Debtor’s rights to receive payments of money as a tenant under any and all leases; all rights of the Debtor to damages arising under any of the foregoing; and all rights of the Debtor to perform and to exercise all remedies under any of the foregoing;

(e)          all investment property, securities, securities entitlements, securities accounts and all equity interests now or hereafter held by or issued to the Debtor, including, without limitation, all shares of stock, warrants, participations, options, investment contracts, interests in trusts, partnership interests and membership interests in limited liability companies, including without limitation (i) all rights of the Debtor as a stockholder, limited partner, general partner or member to participate in the operation or management of any corporation, any partnership or limited liability company in which the Debtor holds an equity interest, (ii) all rights of the Debtor to the property, assets, partnership interests, membership interests, stockholder interests and distributions under the applicable partnership agreement, limited liability company agreement, operating agreement, by-laws or other organizational documents, (iii) all present and future rights of the Debtor to receive payment of money or other distributions or payments arising out of or in connection with any such equity interests of the Debtor and its rights under all articles or certificates of incorporation, partnership agreements, operating agreements, and other constituent documents governing or establishing such business entities, and (iv) all other general intangibles relating thereto and proceeds resulting therefrom, whether now owned or hereafter acquired by the Debtor or in which the Debtor may now have or hereafter acquire an interest;

(f)          all instruments and documents of title, whether now owned or hereafter acquired by the Debtor or in which the Debtor may now have or hereafter acquire an interest;

(g)          all goods and all inventory, including, without limitation, all merchandise, raw materials, work in process, finished goods and supplies, whether now owned or hereafter acquired by the Debtor or in which the Debtor may now have or hereafter acquire an interest;

(h)          all books, records, documents, computer tapes and discs relating to all of the foregoing, whether now owned or hereafter acquired by the Debtor or in which the Debtor may now have or hereafter acquire an interest; and

(i)           all accessions, additions or improvements to, all replacements, substitutions and parts for, and all proceeds and products of, and all distributions and dividends relating to, all of the foregoing, including without limitation proceeds of insurance, whether now owned or hereafter acquired by the Debtor or in which the Debtor may now have or hereafter acquire an interest.

Section 3.          Representations, Warranties and Covenants. The Debtor hereby (a) makes the following representations and warranties and (b) agrees to the following covenants, each of which representations, warranties and covenants shall be continuing and in force so long as this Security Agreement is in effect:

3.1           Name; Debtor/Collateral Location; Changes.

(a)          The name of the Debtor set forth on the first page hereof is the true and correct legal name of the Debtor, and within the last five years the Debtor has not done business as or used any other name other than AudioEye, Inc., a Delaware corporation.

(b)          The address of the Debtor set forth in the Preamble to this Agreement is the Debtor's chief executive office, principal place of business and the place where its business records are kept. All tangible Collateral other than securities and items in transit in the ordinary course of business is located at such address.

(c)          The Debtor will not change its jurisdiction of incorporation, name, identity or organizational structure or chief executive office or place where its business records are kept, or move any tangible Collateral (other than securities and items in transit in the ordinary course of business) to a location other than those set forth in Section 3.1(b) hereof, or merge into or consolidate with any other entity, unless consented to by the Agent.

3.2           Ownership of Collateral; Absence of Liens and Restrictions. The Debtor is, and in the case of property acquired after the date hereof, will be, the sole legal and equitable owner of the Collateral, holding good and marketable title to the same free and clear of all encumbrances except for the security interests granted hereunder and Permitted Liens, and has good right and legal authority to assign, deliver, and create a security interest in the Collateral in the manner herein contemplated.

3.3           Security Interest. This Security Agreement, together with the filing of Uniform Commercial Code financing statements in the appropriate offices, create in favor of the Agent, for the benefit of the Secured Parties, a valid and continuing lien on and perfected security interest in the Collateral (except for property located in the United States in which a security interest may not be perfected by filing under the Uniform Commercial Code), and, subject to Permitted Liens, such security interest is prior to all other encumbrances, and is enforceable as such against creditors of the Debtor. Except as set forth on Exhibit B, no financing statement under the Uniform Commercial Code of any state or other instrument evidencing an encumbrance that names the Debtor as debtor is on file in any jurisdiction and the Debtor has not signed any such document or any agreement authorizing the filing of any such financing statement or instrument.

3.4           Maintenance; Taxes; Sales; Encumbrances; Insurance. Other than expressly consented to by the Agent, such consent not to be unreasonably withheld or delayed, the Debtor will: (a) keep the Collateral in good order and repair, ordinary wear and tear excepted; (b) not use the Collateral in violation of law or any policy of insurance thereon; (c) pay promptly when due all taxes and assessments on the Collateral or on its use or operation; (d) other than Permitted Liens, not sell, grant, assign or transfer any interest in, or permit to exist any encumbrances on, any of the Collateral; and (e) defend its title to, and the Agent’s interest in, the Collateral against all claims and take any action necessary to remove any encumbrances and defend the right, title and interest of the Agent in and to any of the Debtor's rights in the Collateral.

3.5           Further Assurances. Upon the written request of the Agent, and at the sole expense of the Debtor, the Debtor will promptly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, filing of any financing statement under the Uniform Commercial Code; all in form and substance reasonably satisfactory to the Agent; and transfer of Collateral to the Secured Party possession to the extent necessary to perfect the same. The Debtor authorizes the Secured Party to file any such financing statement without the signature of the Debtor to the extent permitted by applicable law. The Debtor hereby further authorizes the Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Debtor hereunder, without the signature of the Debtor, and naming the Debtor, as debtor, and the Agent, for the benefit of the Secured Parties, as secured party.

3.6           Insurance. The Debtor will maintain valid policies of insurance with respect to the Collateral of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

3.7           Further Identification of Collateral. The Debtor shall, as soon as reasonably practicable, furnish to the Agent, for the benefit of the Secured Parties, such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Agent may from time to time reasonably request.

3.8           Instruments; Documents of Title; Chattel Paper. As soon as reasonably practicable upon request from time to time by the Agent, the Debtor shall deliver to the Agent, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may reasonably request, any and all instruments, documents of title and chattel paper included in or relating to the Collateral as the Agent may specify in its request.

3.9           Control Agreements. The Debtor shall deliver to the Agent any and all security certificates any and all such documents, agreements, instruments and other materials as may be required from time to time to give the Agent control over any investment property or deposit accounts that form a part of the Collateral.

3.10         Partnerships, Limited Liability Companies. The Debtor shall ensure that the terms of any interest in a partnership or limited liability company that is Collateral shall expressly provide that such interest is a “security” for the purposes of the UCC.

3.11         Future Subsidiaries. In the event that the Debtor establishes any subsidiaries from time to time, the Debtor shall cause such subsidiaries to deliver to the Agent, for the benefit of the Secured Parties, a guarantee of the Obligations, and a security agreement in substantially the form hereof.

3.12         Inspection and Audit. Upon five (5) business days’ advance notice, the Debtor shall give the Secured Parties and their agents and advisor(s) reasonable access during normal business hours to its premises to inspect the Collateral.

Section 4.          General Authority. To the extent permitted by law, the Debtor hereby appoints the Agent, for the benefit of the Secured Parties, as the Debtor’s lawful attorney in fact, with full power of substitution, in the name of the Debtor, the Secured Parties, or otherwise, for the sole use and benefit of the Secured Parties, but at the Debtor’s expense, to exercise, all or any of the following powers with respect to all or any of the Collateral during the occurrence of any Event of Default (which power shall be in addition and supplemental to any powers, rights and remedies of the Secured Parties described herein or otherwise available to the Secured Parties under applicable law):

(a)          to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due;

(b)          to receive, take, endorse, assign and deliver all checks, note, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Agent or any Secured Party;

(c)          to settle, compromise, initiate, prosecute or defend any action or proceeding with respect thereto;

(d)          to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or any related goods securing the Collateral, as fully and effectually as if the Secured Party was the absolute owner thereof;

(e)          to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

(f)          to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon.

Such appointment as attorney is irrevocable and coupled with an interest.

Section 5.          Agent’s Rights and Remedies. All rights granted to the Agent pursuant to this Section 5 shall be exercised by the Agent on behalf of the Secured Parties.

(a)          So long as any Event of Default shall have occurred and be continuing, the Agent shall have all of the rights and remedies listed below in this Section 5(a).

(i)          The Agent may, at its option, without notice or demand, cause all of the Obligations to become immediately due and payable and take immediate possession of the Collateral, and for that purpose the Agent may, so far as the Debtor can give authority therefor, enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of the Agent and the Secured Parties.

(ii)         The Debtor will, upon demand, assemble the Collateral and make it available to the Agent at such places and times designated by the Agent that are reasonably convenient to both parties.

(iii)        The Agent may collect and receive all income and proceeds in respect of the Collateral and exercise all rights of the Debtor with respect thereto.

(iv)        The Agent may sell, lease or otherwise dispose of the Collateral at a public or private sale, with or without having the Collateral at the place of sale, and upon such terms and in such manner as the Agent may determine, and the Secured Parties may purchase any Collateral at any such sale. Unless the Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, the Agent shall send to the Debtor prior written notice (which, if given within ten days of any sale, shall be deemed to be reasonable) of the time and place of any public sale of the Collateral or of the time after which any private sale or other disposition thereof is to be made. The Debtor agrees that upon any such sale the Collateral shall be held by the purchaser free from all claims or rights of every kind and nature, including any equity of redemption or similar rights, and all such equity of redemption and similar rights are hereby expressly waived and released by the Debtor. In the event any consent, approval or authorization of any governmental agency is necessary to effectuate any such sale, the Debtor shall execute all applications or other instruments as may be required.

(v)         In any jurisdiction where the enforcement of its rights hereunder is sought, the Agent shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code.

(b)          So long as any Event of Default shall have occurred and be continuing, prior to any disposition of Collateral pursuant to this Security Agreement, the Agent may, at its option, cause any of the Collateral to be repaired or reconditioned (but not upgraded unless mutually agreed) in such manner and to such extent as to make it salable.

(c)          So long as any Event of Default shall have occurred and be continuing, the Agent shall be entitled to retain and to apply the proceeds of any disposition of the Collateral, first, to its reasonable expenses of retaking, holding, protecting and maintaining, and preparing for disposition and disposing of, the Collateral, including reasonable attorneys' fees and other legal expenses incurred by it in connection therewith; and second, to the payment of the Obligations and any other obligations under other issued and outstanding note in such order of priority as the Agent shall determine in good faith. Any surplus remaining after such application shall be paid to the Debtor or to whomever may be legally entitled thereto, provided that in no event shall the Debtor be credited with any part of the proceeds of the disposition of the Collateral until such proceeds shall have been received in cash by the Agent. The Debtor shall remain liable for any deficiency to the extent provided under applicable law.

Section 6.          Waivers. The Debtor waives presentment, demand, notice, protest, notice of acceptance of this Security Agreement, notice of any loans made, credit or other extensions granted, collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description,. With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Agent may deem advisable. Upon the occurrence of an Event of Default that remains continuing, Agent, for the benefit of the Secured Parties, may exercise its rights with respect to the Collateral without resorting, or regard, to other among collateral or sources of reimbursement for Obligations. The Secured Parties shall not be deemed to have waived any of their rights with respect to the Obligations or the Collateral unless such waiver is in writing and signed by the Secured Parties. No delay or omission on the part of the Secured Parties in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion. All rights and remedies of the Secured Parties in the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently. Neither the execution and delivery of this Agreement nor the provision of any financial accommodation by any Secured Party shall oblige any Secured Party to make any financial accommodation or further financial accommodation available to the Debtor or any other person or entity.

Section 7.          Expenses.

(a)          The Debtor shall, on demand, pay or reimburse the Secured Parties for all reasonable expenses (including reasonable attorneys’ fees of outside counsel paid by the Secured Parties in connection with the enforcement of this Security Agreement, and any other amounts permitted to be expended by the Secured Parties hereunder, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, priority and value of any security interest created hereby, the collection, sale or other disposition of any of the Collateral or the exercise by the Secured Parties of any of the rights conferred upon them hereunder).

(b)          The Debtor shall indemnify the Secured Parties against, and hold the Secured Parties harmless from, any and all losses, claims, cost recovery actions, damages, expenses and liabilities of whatsoever nature or kind and all reasonable out-of-pocket expenses and all applicable taxes to which any Secured Party may become subject arising out of or in connection with (i) the execution or delivery of this Agreement and the performance by the Debtor of its obligations hereunder, (ii) any actual claim, litigation, investigation or proceeding relating to this Agreement or the Obligations, whether based on contract, tort or any other theory, to which the Secured Party is a party, or (iii) the enforcement of the Secured Parties’ rights hereunder and any related investigation, defence, preparation of defence, litigation and enquiries; provided that such indemnity shall not, as to any Secured Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence (it being acknowledged that ordinary negligence does not necessarily constitute gross negligence) or wilful misconduct of or material breach of this Agreement by such Secured Party.

(c)          The Debtor shall not assert, and hereby waives (to the fullest extent permitted by applicable law), (i) any claim against any Secured Party (or any director, officer or employee thereof), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, and (ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any “seize or sue” or “anti-deficiency” statute or any similar provision of any other statute.

(d)          All amounts due under this Section shall be payable to the Agent for the benefit of the applicable Secured Parties not later than three (3) business days after written demand therefor.

Section 8.          Rights of Agent; Limitations on Agent’s Obligations.

(a)          Limitations on Liability of Secured Parties. Neither the Agent nor any Secured Party shall be liable to the Debtor or any other person or entity for any failure or delay in exercising any of the rights of the Debtor under this Agreement (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral, or to preserve rights against prior parties). Neither the Agent, any other Secured Party, any receiver, nor any agent thereof (including any sheriff) is required to take, or shall have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other persons under any Collateral in its possession. Neither the Agent, any other Secured Party, any receiver, nor any agent thereof shall be liable for any, and the Debtor shall bear the full risk of all, loss or damage to any and all of the Collateral (including any Collateral in the possession of the Agent, any other Secured Party, any receiver, or any agent thereof) caused for any reason other than the gross negligence or wilful misconduct of the Agent, such other Secured Party, such receiver or such agent thereof.

(b)          Debtor Remains Liable under Accounts and Contracts. Notwithstanding any provision of this Agreement, the Debtor shall remain liable under each of the documents giving rise to the Accounts of the Debtor and under each of its contracts to observe and perform all the conditions and obligations to be observed and performed by the Debtor thereunder, all in accordance with the terms of each such document and contract. Neither the Agent nor any other Secured Party shall have any obligation or liability under any account of the Debtor (or any document giving rise thereto) or any contract of the Debtor by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to such account or contract pursuant hereto, and in particular (but without limitation), neither the Agent nor any other Secured Party shall be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any account (or any document giving rise thereto) or under or pursuant to any contract of the Debtor to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any document giving rise thereto) or under any contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

(c)          Collections on Accounts and Contracts. The Debtor shall be authorized to, at any time that an Event of Default is not continuing and has not been continuing for 30 days, collect its Accounts and payments under the contracts of the Debtor in the normal course of the business of the Debtor and for the purpose of carrying on the same. At the Agent’s request, so long as any Event of Default shall have occurred and be continuing, the Debtor shall deliver to the Agent any documents evidencing and relating to the agreements and transactions which gave rise to its accounts and contracts, including all original orders, invoices and shipping receipts.

(d)          Use of Agents. The Agent may perform any of its rights or duties under this Agreement by or through agents and is entitled to retain counsel and to act in reliance on the advice of such counsel concerning all matters pertaining to its rights and duties under this Agreement.

(e)          Realization Standards. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner and without prejudice to the ability of the Agent to dispose of the Collateral in any such manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Agent to (or not to) (a) incur expenses reasonably deemed significant by the Agent to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) fail to obtain third party consents for access to the Collateral to be disposed of, (c) fail to exercise collection remedies against account debtors or other persons obligated on the Collateral or to remove liens against the Collateral, (d) exercise collection remedies against account debtors and other persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) dispose of Collateral by way of public auction, public tender or private contract, with or without advertising and without any other formality, (f) contact other persons, whether or not in the same business of the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature or an upset or reserve bid or price is established, (h) dispose of the Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) dispose of assets in wholesale rather than retail markets, (j) disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of the Collateral or to provide to the Agent a guaranteed return from the collection or disposition of the Collateral, (l) to the extent deemed appropriate by the Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral, (m) dispose of Collateral in whole or in part, (n) to dispose of Collateral to a customer of the Agent, and (o) establish an upset or reserve bid price with respect to Collateral.

(f)          Pledged Shares. Following the occurrence of an Event of Default that is continuing, the Agent may, in respect of any investment property that forms a part of the Collateral (i) cause such investment property to be registered in the name of the agent; (ii) vote and exercise other rights in respect of such investment property; (iii) receive dividends in respect of such investment property for the benefit of the Secured Parties, and (iv) transfer such investment property.

(g)          Dealings by Agent. The Agent shall not be obliged to exhaust its recourse against the Debtor or any other person or against any other security it may hold with respect to the Obligations or any part thereof before realizing upon or otherwise dealing with the Collateral in such manner as the Agent may consider desirable. The Agent and the other Secured Parties may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any other person, and with any or all of the Collateral, and with other security and sureties, as they may see fit, all without prejudice to the Obligations or to the rights and remedies of the Agent under this Agreement. The powers conferred on the Agent under this Agreement are solely to protect the interests of the Agent in the Collateral and shall not impose any duty upon the Agent to exercise any such powers.

Section 9.          Merger. If the Debtor is a corporation, the Debtor acknowledges that if it merges with any other corporation or corporations, then (i) the Collateral and the security interests established hereby shall extend to and include all the property and assets of the surviving corporation and to any property or assets of the surviving corporation thereafter owned or acquired, (ii) the term “Debtor”, where used in this Agreement, shall extend to and include the surviving corporation, and (iii) the term “Obligations”, where used in this Agreement, shall extend to and include the Obligations of the surviving corporation.

Section 10.         Notices. All notices, demands, requests or other communications given hereunder or in connection herewith shall be in writing and either mailed, sent by nationally recognized overnight courier service, or personally delivered, addressed to the party to receive such notice at its address set forth below or at such other address as such party may hereafter designate by notice given in like fashion:

If to a Secured Party, at their address as set forth on Exhibit A attached hereto.

If to the Agent:

_____________________

_____________________

If to the Debtor:

AudioEye, Inc.

5210 E Williams Cir, Tucson, AZ 85711

Attn: Chief Executive Officer

Facsimile: _____________________

with a copy which shall not constitute notice to:

DLA Piper LLP (US)

401 Congress Avenue, Suite 2500

Austin, Texas 78701

Attn: Paul Hurdlow

Facsimile: (512) 457-7001

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section 10. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

Section 11.          General. This Agreement may not be amended or modified except by a writing signed by the Debtor and the Agent, nor may the Debtor assign any of its rights hereunder. Section headings are for convenience of reference only and are not a part of this Agreement. This Agreement shall be binding upon the Debtor, its successors and assigns, and shall inure to the benefit of and be enforceable by each of the Secured Parties and the successors and assigns. The Debtor may not assign this Agreement, or any of its rights or obligations under this Agreement. Upon prior written notice to the Debtor, each Secured Party, including the Agent, may assign this Agreement and any of their rights and obligations hereunder to any person or entity that replaces it in its capacity as such.

Section 12.         Governing Law; Consent To Jurisdiction; Waiver Of Trial By Jury.

(a)          THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER SEAL AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING REFERENCE TO ANY CONFLICTS OF LAW PROVISIONS THEREIN) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST GRANTED HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE REQUIRED TO BE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b)          THE DEBTOR AND EACH OF THE SECURED PARTIES AGREE THAT NEITHER IT NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN DEBTOR AND THE SECURED PARTIES HEREUNDER OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE SECURED PARTIES NOR DEBTOR HAVE AGREED WITH OR REPRESENTED TO ANY OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(c)          THE DEBTOR AND EACH OF THE SECURED PARTIES EACH HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF THE DEBTOR'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

Section 13.         Paramountcy. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Note Purchase Agreement then, notwithstanding anything contained in this Agreement, the provisions contained in the Note Purchase Agreement shall prevail to the extent of such conflict or inconsistency and the provisions of this Agreement shall be deemed to be amended to the extent necessary to eliminate such conflict or inconsistency, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to the Agent (for its own benefit and for the benefit of the other Secured Parties) under the Purchase Agreement. If any act or omission of the Debtor is expressly permitted under the Purchase Agreement but is expressly prohibited under this Agreement, such act or omission shall be permitted. If any act or omission is expressly prohibited under this Agreement, but the Purchase Agreement does not expressly permit such act or omission, or if any act is expressly required to be performed under this Agreement but the Purchase Agreement does not expressly relieve the Debtor from such performance, such circumstance shall not constitute a conflict or inconsistency between the applicable provisions of this Agreement and the provisions of the Note Purchase Agreement.

Section 14.         Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 15.         Acknowledgment of Receipt/Waiver. The Debtor acknowledges receipt of an executed copy of this Agreement.

Section 16.         Enforcement by Agent. This Agreement and the security interests created hereby may be enforced only by the action of the Agent acting on behalf of the Secured Parties and no other Secured Party shall have any rights individually to enforce or seek to enforce this Agreement or any of the security interests, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Secured Parties upon the terms of this Agreement and any intercreditor agreement between the Secured Parties.

Section 17.         Counterparts. This Security Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same Security Agreement. Delivery of an executed signature page hereof by facsimile transmission or .pdf shall be effective as an in-hand delivery of an original executed counterpart hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed as an instrument under seal as of the date first written above.

DEBTOR:
AUDIOEYE, INC.

By:

Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed as an instrument under seal as of the date first written above.

SECURED PARTY:

If Entity:

Entity Name:

By:

Name:

Title:

If Individual:

Name:

Signature:

Signature Page to Security Agreement

EXHIBIT A

[investor names and addresses]

EXHIBIT B

Liens

Name of Secured Party	Address of Secured Party	File Number	File Date